WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the  incorporation  by reference in the
Statement   of   Additional   Information   constituting   parts of  this
Post-Effective  Amendment No. 12 to the registration statement on Form N-1A (the
"Registration Statement") of our report dated February 9, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997
Annual  Report to  Shareholders  of Colonial  Newport  Tiger  Fund,  a series of
Colonial  Trust  VII,  which  is  also   incorporated  by  reference  into  the
Registration Statement. We also consent to the reference to us under the heading
"The Fund's Financial  History" in the Prospectus and "Independent  Accountants"
in the Statement of Additional Information.



Price Waterhouse LLP
Boston, Massachusetts
April 24, 1998



